Exhibit 11
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

                                      CHIQUITA BRANDS INTERNATIONAL, INC.

                             COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                   (In thousands, except per share amounts)


                                                             Quarter Ended            Nine Months Ended
                                                             September 30,              September 30,
                                                            1997           1996          1997        1996
                                                        ----------      ----------    ---------  ----------
A.   Primary earnings (loss) per common share
     ----------------------------------------

     Income (loss) before extraordinary item             $  (28,015)   $   (7,585)   $   56,362    $  59,732
     Dividends on preferred and preference stock             (4,227)       (3,599)      (12,672)      (7,732)
                                                         ----------    ----------    ----------   ----------
     Income (loss) before extraordinary item
       attributable to common shares                        (32,242)      (11,184)       43,690       52,000
     Extraordinary loss from debt refinancing                    --       (17,282)           --      (22,838)
                                                         ----------    ----------    ----------   ----------
     Net income (loss) attributable to common shares     $  (32,242)   $  (28,466)   $   43,690    $  29,162
                                                         ==========    ==========    ==========   ==========


     Shares used in calculation of per share data:
       Weighted average common shares outstanding            56,547        55,607        56,280       55,368
       Less restricted common shares                           (159)         (288)         (178)        (292)
       Dilutive effect of assumed exercise of
         stock options                                           --            --           767          665
                                                         ----------    ----------    ----------   ----------
                                                             56,388        55,319        56,869       55,741
                                                         ==========    ==========    ==========   ==========


     Primary earnings (loss) per common share:
       Income (loss) before extraordinary item           $     (.57)   $     (.20)   $      .77    $     .93
       Extraordinary item                                        --          (.31)           --         (.41)
                                                         ----------    ----------    ----------   ----------
       Net income (loss)                                 $     (.57)   $     (.51)   $      .77    $     .52

                                                         ==========    ==========    ==========   ==========
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                                                       Exhibit 11 (continued)

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
                                      CHIQUITA BRANDS INTERNATIONAL, INC.

                             COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                   (In thousands, except per share amounts)


                                                             Quarter Ended            Nine Months Ended
                                                             September 30,              September 30,
                                                             1997          1996          1997        1996
                                                         ----------     ---------     ---------  ---------
B.   Fully diluted earnings (loss) per common share
     ----------------------------------------------
     Income (loss) before extraordinary item             $  (28,015)   $   (7,585)   $   56,362    $  59,732
     Dividends on preferred and preference stock             (4,227)       (3,599)      (12,672)      (7,732)
                                                         ----------    ----------    ----------   ----------
     Income (loss) before extraordinary item
       attributable to common shares                        (32,242)      (11,184)       43,690       52,000
     Extraordinary loss from debt refinancing                    --       (17,282)           --      (22,838)
                                                         ----------    ----------    ----------   ----------
     Net income (loss) attributable to common shares     $  (32,242)   $  (28,466)   $   43,690    $  29,162
                                                         ==========    ==========    ==========   ==========

     Shares used in calculation of per share data:
       Weighted average common shares outstanding            56,547        55,607        56,280       55,368
       Less restricted common shares                           (159)         (288)         (174)        (285)
       Dilutive effect of assumed exercise of
         stock options                                           --            --           873          773
                                                         ----------    ----------    ----------   ----------
                                                             56,388        55,319        56,979       55,856
                                                         ==========    ==========    ==========   ==========

     Fully diluted earnings (loss) per common share:
       Income (loss) before extraordinary item           $     (.57)   $     (.20)   $      .77    $     .93
       Extraordinary item                                        --          (.31)           --         (.41)
                                                         ----------    ----------    ----------   ----------
       Net income (loss)                                 $     (.57)   $     (.51)   $      .77    $     .52

                                                         ==========    ==========    ==========   ==========
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